Exhibit 4.1

INDENTURE

Dated as of January 31, 2011

Among

NIELSEN HOLDINGS N.V.

and

The Bank of New York Mellon

as Trustee

6.25% MANDATORY CONVERTIBLE SUBORDINATED BONDS DUE 2013

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06;7.07
(c)	7.06;13.02
(d)	7.06
314(a)	4.03;13.02; 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05;13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12;2.13;9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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		Page
Section 7.11	Preferential Collection of Claims Against Issuer	43

ARTICLE 8

ADDITIONAL AMOUNTS

Section 8.01	Additional Amounts	43

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Bonds	44
Section 9.02	With Consent of Holders of Bonds	45
Section 9.03	Compliance with Trust Indenture Act	46
Section 9.04	Revocation and Effect of Consents	47
Section 9.05	Notation on or Exchange of Bonds	47
Section 9.06	Trustee to Sign Amendments, etc.	47
Section 9.07	Payment for Consent	47
Section 9.08	Additional Voting Terms; Calculation of Principal Amount	48

ARTICLE 10

SUBORDINATION

Section 10.01	Subordination of the Bonds	48
Section 10.02	Trustee to Effect Subordination	51
Section 10.03	No Waiver of Subordination Provisions	51
Section 10.04	Notice to Trustee	51
Section 10.05	Reliance on Judicial Order or Certificate of Liquidating Agent	52
Section 10.06	Trustee Not Fiduciary	52
Section 10.07	Preservation of Trustee’s Rights	52
Section 10.08	Section Applicable to Paying Agents	53
Section 10.09	Certain Conversions or Exchanges Deemed Payment	53

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge	53

ARTICLE 12

CONVERSION RATE ADJUSTMENTS

Section 12.01	Conversion Rate Adjustments	53
Section 12.02	Application of Adjustments	58
Section 12.03	Notice of Adjustment	59
Section 12.04	Conversions After Reclassifications, Consolidations, Mergers and Certain Sales of Assets	60

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EXHIBITS

Exhibit A	Form of Bond
Exhibit B	Form of Optional Early Conversion Notice

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INDENTURE, dated as of January 31, 2011, among Nielsen Holdings N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Issuer”) and The Bank of New York Mellon, as Trustee.

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the creation of an issue of $287,500,000 aggregate principal amount of 6.25% Mandatory Convertible Subordinated Bonds due 2013 (the “Initial Bonds”), the principal amount of which is mandatorily convertible into shares of the Issuer’s common stock (“Common Stock”) at Maturity (as defined herein);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Bonds.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Bonds” means additional Bonds (other than the Initial Bonds) issued from time to time under this Indenture in accordance with Section 2.01 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent, Conversion Agent, Custodian and any and all other agents hereunder.

“Allocable Amounts” means all amounts due or to become due on Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of receipt of payments by the holders of such Senior Indebtedness from the Issuer, or any other obligor thereon or from any holders of, or trustee in respect of, other Indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such Indebtedness for the payment over of amounts received on account of such Indebtedness to the holders of such Senior Indebtedness or Indebtedness or otherwise), but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Trustee or any Agent under the terms of this Indenture.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Bonds” means the Initial Bonds and more particularly means any Bond authenticated and delivered under this Indenture comprising the granting by the Issuer of rights to subscribe for shares of Common Stock and acceptance thereof by the Holder in accordance with the terms and conditions of this Indenture. For all purposes of this Indenture, the term “Bonds” shall also include any Additional Bonds that may be issued under a supplemental indenture.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York and in London.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2)(a) euro, or any national currency of any participating member state of the EMU; or

(b) in the case of the Issuer, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, any member of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“close of business” means the close of business in the City of New York.

“Common Stock Price” means, with respect to a Mandatory Early Conversion or Fundamental Change, as applicable, (i) in the case of a Fundamental Change described in clause (1)(A) or (2) of the definition of Fundamental Change in which the holders of shares of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock; and (ii) otherwise, the average of the Daily VWAP of a share of Common Stock on each of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of the Mandatory Early Conversion or Fundamental Change, as applicable.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“current market price” of a share of Common Stock on any date means the average of the Daily VWAP of a share of Common Stock for each of the five consecutive Trading Days ending on and including the Trading Day immediately preceding such date.

“Custodian” means The Bank of New York Mellon, as custodian with respect to the Global Bond, or any successor entity thereto.

“Daily Conversion Amount” means the amount of Common Stock determined by the Issuer for each Trading Day during the Observation Period in accordance with Section 3.01 hereof.

“Daily VWAP” of a share of Common Stock (or other security for which a Daily VWAP must be determined) means, for any Trading Day, the volume-weighted average price per share of Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NLSN” (or its equivalent successor if such page is not available), or the corresponding Bloomberg VWAP page for such other security, in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or other security) on such Trading Day as an internationally recognized investment bank retained for this purpose by the Issuer determines in good faith using a volume-weighted average method, which determination shall be conclusive).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Interest” means accrued and unpaid interest that has been deferred in accordance with Section 2.12, and interest on such deferred accrued and unpaid interest, to the extent permitted by applicable law, at a rate equal to the Stated Interest Rate calculated on the basis of a 360-day year of twelve 30-day month to the date of payment.

“Definitive Bond” means a certificated Bond Registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Bond shall not bear the Global Bond Legend and shall not have the “Schedule of Exchanges of Interests in the Global Bond” attached thereto.

“Depositary” means, with respect to the Bonds issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Bonds, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Early Conversion Rate” means the conversion rate set forth in the table below for the applicable Effective Date of a Mandatory Early Conversion or Fundamental Change, as applicable, and the applicable Common Stock Price:

	Common Stock Price
Effective Date	$5.00	$10.00	$15.00	$20.00	$23.00	$25.00	$27.60	$30.00	$35.00	$40.00	$50.00	$75.00	$100.00
January 31, 2011	3.2341	2.6965	2.4612	2.2679	2.1739	2.1228	2.0696	2.0322	1.9805	1.9507	1.9190	1.8833	1.8654
February 1, 2012	2.7247	2.4489	2.3381	2.2007	2.1057	2.0488	1.9894	1.9500	1.9041	1.8843	1.8676	1.8489	1.8395
February 1, 2013	2.1739	2.1739	2.1739	2.1739	2.1739	2.0000	1.8116	1.8116	1.8116	1.8116	1.8116	1.8116	1.8116

The Common Stock Prices set forth in the column headers will be adjusted as of any date on which the Fixed Conversion Rates of the Bonds are adjusted. The adjusted Common Stock Prices will equal the Common Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Common Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Article 12 hereof.

If the exact Common Stock Price and Effective Date of the Mandatory Early Conversion or Fundamental Change, as applicable, is not set forth on the table, then:

(a) if the Common Stock Price is between two Common Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Early Conversion Rate will be determined by straight-line interpolation between the Early Conversion Rates set forth for the higher and lower Common Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(b) if the Common Stock Price is in excess of $100.00 per share (subject to adjustment in the same manner and at the same time as the Common Stock Prices in the table above), then the Early Conversion Rate will be the Minimum Conversion Rate, subject to adjustment as set forth in Article 12 hereof; and

(c) if the Common Stock Price is less than $5.00 per share (subject to adjustment in the same manner and at the same time as the Common Stock Prices in the table above), then the Early Conversion Rate will be the Maximum Conversion Rate, subject to adjustment as set forth in Article 12 hereof.

“Effective Date” means (a) with respect to a Mandatory Early Conversion, the Mandatory Early Conversion Date and (b) with respect to a Fundamental Change, the date on which such Fundamental Change becomes effective.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“ex-dividend date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market regular way without the right to receive the issuance, dividend or distribution in question from the Issuer on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market or, if no such date is established by such exchange or market, the record date established for the payment of the dividend or distribution or, if no record date is established, the date on which the holders are determined to be eligible to receive the dividend or distribution.

“Fixed Conversion Rates” means each of the Maximum Conversion Rate and the Minimum Conversion Rate.

“Fundamental Change” means the occurrence of the following events:

(1)(A) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the outstanding Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market; or

(B) Permitted Holders shall own, acquire or control (or have the right to own, acquire or control) more than 80% of the Issuer’s issued shares of Common Stock or more than 80% of the voting power of the Capital Stock of the Issuer; or

(C)(1) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (within the meaning of Sections 13(d) or Section 14(d)(2) of the Exchange Act or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of the Issuer;

(2) the Issuer is involved in a consolidation with or merger into any other Person, or any merger of another person into the Issuer, or any other similar transaction or series of related transactions pursuant to which shares of Common Stock will be converted into cash, securities or other property or the Issuer sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of the Issuer and its Subsidiaries; provided, however, that a Fundamental Change will not be deemed to have occurred pursuant to this clause (2) if at least 90% of the consideration received by holders of Common Stock in the transaction or transactions under this clause (2) consists of shares of common stock that are listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market and as a result of this transaction or transactions, the Bonds become convertible into such consideration;

(3) Common Stock (or any other security into which the Bonds become convertible in connection with a reorganization event) ceases to be listed or quoted on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market; or

(4) the Issuer’s shareholders approve any plan for its liquidation, dissolution or termination.

“GAAP” means generally accepted accounting principles in the United States which are in effect on January 31, 2011.

“Global Bond Legend” means the legend set forth in Section 2.06(e)(i) hereof, which is required to be placed on all Global Bonds issued under this Indenture.

“Global Bonds” means, individually and collectively, each of the Global Bonds, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01 or 2.06(b) hereof.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Holder” means the Person in whose name a Bond is registered on the Registrar’s books.

“Indebtedness” with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or business; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every Capitalized Lease Obligation of such Person; (vi) all indebtedness of such Person for claims in respect of derivative products, including without limitation, interest rate and foreign exchange contracts, forward commodity contracts (whether related to mortgages, securities, commodities or otherwise), options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person for the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any of the obligations described in clauses (i) through (vii).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Bond through a Participant.

“Initial Price” means $50.00 divided by the Maximum Conversion Rate, which shall, for purposes of determining which clauses of Section 3.01(b) will apply, be rounded to the nearest 1/10th of one cent ($23.000).

“Instructions” means any written notices, written directions or written instructions received by the Trustee or any Agent in accordance with the provisions of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee or such Agent, as applicable, to be an Authorized Person.

“Interest Payment Date” means February 1, May 1, August 1 and November 1 of each year to the Stated Maturity Date.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investors” means AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co., Thomas H. Lee Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Initial Issue Date” means January 31, 2011.

“Issuer” has the meaning set forth in the preamble hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuer by Officers of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, and delivered to the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or other market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock. If a Market Disruption Event occurs during the twenty consecutive Scheduled Trading Day period (such period subject to extension by a number of Scheduled Trading Days during such period, as extended, on which a Market Disruption Event occurs) beginning on, and including, the 25th Scheduled Trading Day immediately preceding February 1, 2013, the Stated Maturity Date will be postponed by the number of Scheduled Trading Days during such period on which a Market Disruption Event occurred but by no more than twenty such Trading Days after February 1, 2013.

“Maturity” or “Maturity Date” means the date on which the principal of the Bonds becomes due and payable as provided herein, whether on the Stated Maturity Date or by declaration of acceleration.

“Maximum Conversion Rate” means 2.1739, subject to adjustment as provided in Article 12 hereof.

“Minimum Conversion Rate” means 1.8116, subject to adjustment as provided in Article 12 hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“NYSE” means the New York Stock Exchange, Inc.

“Observation Period” means the twenty consecutive Trading Day period beginning on, and including, the 25th Scheduled Trading Day immediately preceding February 1, 2013.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.

“open of business” means the open of business in the City of New York.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means each of the Investors and members of management of the Issuer and its subsidiaries or any direct or indirect parent entity of the foregoing who are holders of Equity Interests of the Issuer or its Subsidiaries and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its Subsidiaries.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prospectus” means the prospectus, dated January 26, 2011, relating to the Bonds.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Bonds publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” for the interest or Deferred Interest, if any, payable on any applicable Interest Payment Date means January 15, April 15, July 15 and October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or other market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means all Indebtedness of the Issuer except (i) any Indebtedness which is by its terms pari passu with or subordinated to the Bonds; and (ii) Indebtedness owed to a Subsidiary or Affiliate of the Issuer. Senior Indebtedness does not include shares of the Issuer’s Capital Stock or warrants, options or rights to acquire shares of the Issuer’s Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, shares of the Issuer’s Capital Stock), any liability for federal, state, local or other taxes owed or owing by such Person or any accounts payable or other liability to trade creditors arising in the ordinary course of business.

“Stated Maturity Date” means February 1, 2013, provided, however, that if a Market Disruption Event occurs during the twenty consecutive Scheduled Trading Day period (such period subject to extension by a number of Scheduled Trading Days during such period, as extended, on which a Market Disruption Event occurs) beginning on, and including, the 25th Scheduled Trading Day immediately preceding February 1, 2013, the Stated Maturity Date shall be postponed by the number of Scheduled Trading Days during such period on which a Market Disruption Event occurred but by no more than 20 such Trading Days.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person is a controlling general partner or otherwise controls such entity.

“Taxing Jurisdiction” means any jurisdiction where the Issuer is organized or tax resident, as the case may be, or a jurisdiction in which a successor to the Issuer is organized or tax resident.

“Threshold Appreciation Price” means $50.00 divided by the Minimum Conversion Rate which shall, for purposes of determining which clauses of Section 3.01(b) will apply, be rounded to the nearest 1/10th of one cent ($27.600).

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Common Stock generally occurs on the NYSE or, if the Common Stock is not then listed on NYSE, on the primary other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the primary other market on which the Common Stock is then listed or admitted for trading. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Treasury Yield” means the weekly average yield at the time of computation for United States Treasury securities at constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the relevant conversion date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term to February 1, 2013; provided, however, that if the then-remaining term to February 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield will be obtained by linear interpolation between the next longest and next shortest constant maturities.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means The Bank of New York Mellon, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on such date of determination (or if no such quote is available on such date, on the immediately preceding Business Day for which such a quote is available).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or comparable governing body) of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	8.01
“Anticipated Effective Date”	3.04
“Authentication Order”	2.02
“Base Currency”	13.17
“Bond Register”	2.03
“Company Proceeding”	10.01
“Conversion Agent”	2.03
“Deferral Period”	2.12
“DTC”	2.03
“Event of Default”	6.01
“exchange property”	12.04
“expiration date”	12.01
“Fundamental Change Conversion”	3.04
“Fundamental Change Conversion Notice”	3.04
“Fundamental Change Conversion Period”	3.04
“Judgment Currency”	13.17
“junior securities”	10.09
“Junior Subordinated Payment”	10.01
“Mandatory Early Conversion”	3.03
“Mandatory Early Conversion Date”	3.03
“Mandatory Early Conversion Notice”	3.03
“Optional Conversion Date”	3.06
“Optional Early Conversion”	3.02

Term	Defined in Section
“Paying Agent”	2.03
“Registrar”	2.03
“reorganization event”	12.04
“spin-off”	12.01
“Successor Company”	5.01
“Successor Person”	5.01
“unit of exchange property”	12.04
“valuation period”	12.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Bonds;

“indenture security holder” means a Holder of a Bond;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Bonds means the Issuer and any successor obligor upon the Bonds.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Bond, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Bonds shall be proved by the Bond Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

(e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Bond may do so with regard to all or any part of the principal amount of such Bond or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC, that is a Holder of a Global Bond, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC as the Holder of a Global Bond may provide its proxy or proxies to the beneficial owners of interests in any such Global Bond through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Bond held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.06 Calculations.

Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Bonds. These calculations include, but are not limited to, determinations of the Daily VWAP of the Common Stock, accrued interest payable on the Bonds and the conversion rate of the Bonds. The Issuer shall make all calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of the Bonds. The Issuer shall provide a schedule of their calculations in writing to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of Bonds upon the request of that Holder at the sole cost and expense of the Issuer. This section shall apply to all sections of this Indenture including, without limitation, all calculations under Article 12.

ARTICLE 2

THE BONDS

Section 2.01 Form and Dating; Terms.

(a) General. The Bonds and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Bonds may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Bond shall be dated the date of its authentication. The Bonds shall be in denominations of $50 and integral multiples thereof.

(b) Global Bonds. Bonds issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Bond Legend thereon and the “Schedule of Exchanges of Interests in the Global Bond” attached thereto). Bonds issued in definitive form shall be substantially as set forth in the form of Exhibit A attached hereto (but without the Global Bond Legend thereon and without the “Schedule of Exchanges of Interests in the Global Bond” attached thereto). Each Global Bond shall represent such of the outstanding Bonds as shall be specified in the “Schedule of Exchanges of Interests in the Global Bond” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding Bonds represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Bond to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Terms. The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(i) The Bonds shall not be redeemable or terminable prior to their Stated Maturity Date (except that they may be converted at the Issuer’s option as provided in Section 3.02) and shall not be subject to any sinking fund.

(ii) The Bonds shall be mandatorily convertible on the Stated Maturity Date as provided in Section 3.01.

(iii) The Issuer shall not be obligated to pay any Additional Amount on the Bonds in respect of taxes, except as otherwise provided in Article 8 of this Indenture.

(iv) Additional Bonds ranking pari passu with the Initial Bonds may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Bonds and shall have the same terms as to status, redemption or otherwise as the Initial Bonds; provided, that there is a sufficient number of authorized shares of Common Stock available to satisfy the conversion obligations with respect to such Additional Bonds. Any Additional Bonds shall be issued with the benefit of an indenture supplemental to this Indenture.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Bonds that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer of the Issuer shall execute the Bonds on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Bond no longer holds that office at the time a Bond is authenticated, the Bond shall nevertheless be valid.

A Bond shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Bond has been duly authenticated and delivered under this Indenture.

On the Initial Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Bonds. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Bonds for an aggregate principal amount specified in such Authentication Order for such Additional Bonds issued hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Bonds. An authenticating agent may authenticate Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar, Conversion Agent and Paying Agent.

The Issuer shall maintain (i) an office or agency where Bonds may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency in the Borough of Manhattan, the City of New York, the State of New York, where Bonds may be presented for payment (the “Paying Agent”) and (iii) an office or agency where the Bonds may be presented for conversion (the “Conversion Agent”), which will initially be the Trustee or such other office or agency subsequently designated by the Issuer when Bonds may be presented for conversion. The Registrar shall keep a register of the Bonds (“Bond Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The Issuer shall maintain a registrar in the Borough of Manhattan, City of New York, the State of New York. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The term “Conversion Agent” includes the Conversion Agent and any additional conversion agents. The Issuer initially appoints BNY Mellon as (i) Registrar, Conversion Agent and Paying Agent in connection with the Bonds and (ii) the Custodian with respect to the Global Bonds. The Issuer may change the Paying Agent, the Conversion Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. All Agents appointed under this Indenture shall be appointed pursuant to agency agreements among the Issuer, the Trustee and the Agent, as applicable.

The Issuer initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Bonds.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Deferred Interest, if any, or interest on the Bonds, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its Subsidiaries) shall have no further liability for the money. If the Issuer or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Bonds and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Bonds Except as otherwise set forth in this Section 2.06, a Global Bond may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Bond shall be exchangeable for a Definitive Bond if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Bond, (y) the Depositary has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 120 days, or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Bond. Upon the occurrence of any of the preceding events in (x) or (y) above, Definitive Bonds delivered in exchange for any Global Bond or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Bonds also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Bond authenticated and delivered in exchange for, or in lieu of, a Global Bond or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Bond, except for Definitive Bonds issued subsequent to any of the preceding events in (x) or (y) above and pursuant to Section 2.06(c) hereof. A Global Bond may not be exchanged for another Bond other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Bond may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Bonds. The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Global Bonds shall be transferred or exchanged only for beneficial interests in Global Bonds pursuant to this clause (b). Transfers of beneficial interests in the Global Bonds also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Bond. Beneficial interests in any Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Bond. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Bonds. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a beneficial interest in another Global Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Bond shall be registered to effect the transfer or exchange referred to in (1). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained in this Indenture and the Bonds or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Bond(s) pursuant to Section 2.06(f) hereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Bonds. Beneficial interests in Global Bonds shall be exchanged only for Definitive Bonds pursuant to this clause (c).

(i) Beneficial Interests in Global Bonds to Definitive Bonds. If any holder of a beneficial interest in an Global Bond proposes to exchange such beneficial interest for a Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Bond, then, upon the occurrence of any of the events in subsection (x) (y) or (z) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Bond in the applicable principal amount. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Bonds to the Persons in whose names such Bonds are so registered.

(ii) Definitive Bonds to Beneficial Interests in Global Bonds. A Holder of a Definitive Bond may exchange such Bond for a beneficial interest in a Global Bond or transfer such Definitive Bonds to a Person who takes delivery thereof in the form of a beneficial interest in a Global Bond at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Bond and increase or cause to be increased the aggregate principal amount of one of the Global Bonds.

(d) Transfer and Exchange of Definitive Bonds for Definitive Bonds. Upon request by a Holder of Definitive Bonds and such Holder’s compliance with the provisions of this Section 2.06(d), the Registrar shall register the transfer or exchange of Definitive Bonds. Definitive Bonds shall be exchanged only for Definitive Bonds pursuant to this clause (d). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(d).

(i) Definitive Bonds to Definitive Bonds. A Holder of Definitive Bonds may transfer such Bonds to a Person who takes delivery thereof in the form of a Definitive Bond. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Bonds pursuant to the instructions from the Holder thereof.

(e) Legends. The following legends shall appear on the face of all Global Bonds issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Global Bond Legend. Each Global Bond shall bear a legend in substantially the following form:

“THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(e) OF THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BONDS IN DEFINITIVE FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f) Cancellation and/or Adjustment of Global Bonds. At such time as all beneficial interests in a particular Global Bond have been exchanged for Definitive Bonds or a particular Global Bond has been redeemed, repurchased or cancelled in whole and not in part, each such Global Bond shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bonds or Definitive Bonds, the principal amount of Bonds represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond, such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Bonds and Definitive Bonds upon receipt of an Authentication Order in accordance with Section 2.02 hereof.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Bond or to a Holder of a Definitive Bond for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, and 9.05 hereof).

(iii) All Global Bonds and Definitive Bonds issued upon any registration of transfer or exchange of Global Bonds or Definitive Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Bonds or Definitive Bonds surrendered upon such registration of transfer or exchange.

(iv) The Issuer shall not be required to register the transfer of or to exchange a Bond between a Record Date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Bond, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of (and premium, if any) and interest (including Deferred Interest, if any) on such Bonds and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vi) Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Bonds of any authorized denomination or denominations of a like aggregate principal amount.

(vii) At the option of the Holder, Bonds may be exchanged for other Bonds of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Global Bonds or Definitive Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Bonds and Definitive Bonds which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile followed by delivery of an original.

Section 2.07 Replacement Bonds.

If any mutilated Bond is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Bond, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Bond if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Bond is replaced. The Issuer may charge for their expenses in replacing a Bond.

Every replacement Bond is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Bonds duly issued hereunder.

Section 2.08 Outstanding Bonds.

The Bonds outstanding at any time are all the Bonds authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Bond effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Bond does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Bond.

If a Bond is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Bond is held by a bona fide purchaser.

If the principal amount of any Bond is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent or Conversion Agent (other than the Issuer, a Subsidiary of a the Issuer or an Affiliate of any thereof) holds, on a conversion date or the Maturity Date, money or the Issuer has provided shares of Common Stock to its Stock Registrar and Transfer Agent and they have confirmed this to the Trustee, as applicable, sufficient to pay Bonds payable on that date, then on and after that date such Bonds shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Bonds.

In determining whether the Holders of the required principal amount of Bonds have concurred in any direction, waiver or consent, Bonds owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Bonds that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Bonds and that the pledgee is not the Issuer or any obligor upon the Bonds or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Bonds.

Until certificates representing Bonds are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Bonds. Temporary Bonds shall be substantially in the form of certificated Bonds but may have variations that the Issuer consider appropriate for temporary Bonds and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Bonds in exchange for temporary Bonds.

Holders and beneficial holders, as the case may be, of temporary Bonds shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Bonds under this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Bonds to the Trustee for cancellation. The Registrar, Conversion Agent and Paying Agent shall forward to the Trustee any Bonds surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee or, at the direction of the Trustee, the Registrar, the Conversion Agent or the Paying Agent and no one else shall cancel all Bonds surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall dispose of such cancelled Bonds (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the disposition of all cancelled Bonds shall be delivered to the Issuer upon their written request. The Issuer may not issue new Bonds to replace Bonds that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Payments of Interest, Interest Deferral Right.

(a) Each Bond shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Bond. Interest on the Bonds shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Person in whose name any Bond is registered on the Bond Register at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date; provided that interest that is deferred pursuant to Sections 2.12(b), 2.12(c) and 2.12(d) hereof shall be payable as provided therein. The place of payment for interest shall be the office of the Issuer maintained by the Issuer for such purposes in the Borough of Manhattan, City of New York, which shall initially be the Corporate Trust Office of the Trustee. The Issuer shall pay interest (i) on any Bonds in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Register (or upon appropriate written application by such Person to the Trustee or other Paying Agent not later than 15 Business Days prior to the Interest Payment Date, by wire transfer in immediately available funds to such Person’s account in New York, if such Person is entitled to interest on an aggregate principal in excess of $10,000,000) or (ii) on any Global Bond by wire transfer of immediately available funds to the account of DTC or its nominee. If any Interest Payment Date falls on a day that is not a Business Day, payment of any amount otherwise payable on that date will be made on the first following day that is a Business Day with the same force and effect as if made on the date it would otherwise have been payable. No Deferred Interest will accrue solely as a result of such delayed payment.

(b) The Issuer may at its sole discretion elect to defer any interest to be paid on any of the Interest Payment Dates, and may extend any period in which any interest payment has been so deferred (a “Deferral Period”) at any time or from time to time and such deferral shall not constitute a Default or Event of Default with respect to the Bonds, provided that (i) notice is given as provided in Section 2.12(c) below, (ii) all Deferral Periods shall end no later than the Stated Maturity Date, and (iii) any Deferral Period shall end on an Interest Payment Date or the Stated Maturity Date. During any Deferral Period, interest shall continue to accrue, and at the end of a Deferral Period the Issuer shall pay all Deferred Interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law, at a rate equal to the interest rate stated on the face of the Bonds calculated on the basis of a 360-day year of twelve 30-day months to the date of payment. Such payment shall be made to Holders on the Interest Payment Date on which the Deferral Period ends in the same manner as the payment of non-Deferred Interest except as set forth in Section 3.01(a). Upon the termination of any Deferral Period and the payment of all amounts then due, the Issuer may elect to begin a new Deferral Period, subject to the limitations set forth above.

(c) To begin or extend a Deferral Period the Issuer shall give the Trustee and the Holders of Bonds written notice of its election to begin or extend a Deferral Period at least 20 calendar days prior to the Interest Payment Date on which such interest would otherwise be payable or such deferral period would otherwise terminate, and the notice shall indicate the Interest Payment Date or the Stated Maturity Date on which the Deferral Period is expected to end. Subject to the limitations of Section 2.12(b), prior to the termination of any Deferral Period, the Issuer may elect to extend such deferral period to a later Interest Payment Date or the Stated Maturity Date of the Bonds.

(d) During any Deferral Period, subject to the exceptions set forth below, none of the Issuer or any of its Subsidiaries shall declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of the Issuer’s Capital Stock. In addition, during any such Deferral Period, the Issuer shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities issued by the Issuer or guarantees issued by the Issuer that rank equally with or junior to the Bonds, other than pro rata payments of accrued and unpaid interest on the Bonds and any other debt securities issued by the Issuer or guarantees issued by the Issuer that rank equally with the Bonds (except and to the extent the terms of any such debt securities or guarantees would prohibit the Issuer or any Subsidiary from making such pro rata payment or making payment at all thereunder).

The restrictions described above shall not apply to:

(i) any purchase, redemption or other acquisition of shares or Capital Stock of the Issuer in connection with (1) any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a publicly announced dividend reinvestment or shareholder purchase plan, or (3) the issuance of Capital Stock, or securities convertible into or exercisable for such Capital Stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period;

(ii) any exchange, redemption or conversion of any class or series of the Issuer’s Capital Stock, or the Capital Stock of a Subsidiary of the Issuer, for any other class or series of the Issuer’s Capital Stock, or of any class or series of the Issuer’s or a Subsidiary’s Indebtedness for any class or series of the Issuer’s Capital Stock;

(iii) any purchase of fractional interests in shares of the Issuer’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the securities being converted or exchanged;

(iv) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, shares or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

(v) any dividend in the form of shares, warrants, options or other rights where the dividend or shares issuable upon exercise of such warrants, options or other rights is the same class shares as that on which the dividend is being paid or ranks equally with or junior to such shares; and

(vi) any payments, by way of dividends or otherwise, made by the Issuer’s Subsidiaries to the Issuer or to other Subsidiaries.

Section 2.13 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Bonds, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders of Bonds of such series on a subsequent special record date, in each case at the rate provided in the Bonds and in Section 4.01 hereof. The Issuer shall notify the Trustee (and the applicable Paying Agent) in writing of the amount of defaulted interest proposed to be paid on each Bond and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.13. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Bond Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.13 and for greater certainty, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

Section 2.14 CUSIP Numbers.

The Issuer in issuing the Bonds may use CUSIP numbers and, if so, the Trustee shall use CUSIP numbers in notices of conversion as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of conversion and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such conversion shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.15 Calculation of Principal Amount of Bonds.

The aggregate principal amount of the Bonds, at any date of determination, shall be the principal amount of the Bonds outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Bonds, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Bonds, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Bonds then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.15 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE 3

CONVERSION

Section 3.01 Mandatory Conversion.

(a) Each Bond shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 3.02 hereof, at the option of the Issuer in accordance with Section 3.03 hereof, upon the occurrence of a Fundamental Change in accordance with Section 3.04 hereof or upon the acceleration of the Maturity of the Bonds in accordance with Section 6.02 hereof) on the Stated Maturity Date into a number of shares of Common Stock determined as provided in Section 3.01(b). In addition to the shares of Common Stock issuable upon conversion of each Bond on the Stated Maturity Date, Holders of Bonds will have the right to receive on the Stated Maturity Date an amount in cash equal to all accrued and unpaid interest on the Bonds (including any Deferred Interest) to, but excluding, the Stated Maturity Date; provided, that the Issuer may elect to pay Deferred Interest by issuing to the Holders additional shares of Common Stock equal to the amount of such Deferred Interest divided by the average of the Daily VWAP of a share of Common Stock on each of the five consecutive Trading Days immediately preceding the Stated Maturity Date.

(b) The number of shares of Common Stock into which a Bond shall convert on the Stated Maturity Date shall be the sum of the Daily Conversion Amounts determined by the Issuer for each Trading Day of the Observation Period as follows:

(i) if the Daily VWAP of the Common Stock on such Trading Day is equal to or greater than the Threshold Appreciation Price, then the Daily Conversion Amount per Bond shall be equal to 1/20th of the Minimum Conversion Rate;

(ii) if the Daily VWAP of the Common Stock on such Trading Day is less than the Threshold Appreciation Price but greater than the Initial Price, then the Daily Conversion Amount per Bond shall be equal to $2.50 divided by the Daily VWAP of the Common Stock on such Trading Day; and

(iii) if the Daily VWAP of the Common Stock on such Trading Day is less than or equal to the Initial Price, then the Daily Conversion Amount per Bond shall be equal to 1/20th of the Maximum Conversion Rate.

(c) All such calculations shall be made to the nearest 1/100,000th of a share of Common Stock or, if there is not a nearest 1/100,000th of a share of Common Stock, to the next higher 1/100,000th of a share of Common Stock.

Section 3.02 Early Conversion at the Option of the Holder.

(a) Holders of the Bonds shall have the right to convert their Bonds, in whole or in part, at any time from the Issue Date until the 25th Scheduled Trading Day immediately preceding February 1, 2013 at the Minimum Conversion Rate (“Optional Early Conversion”), subject to adjustment as described under Article 12 hereof.

(b) Upon Optional Early Conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest, except as set forth below. In addition to the number of shares of Common Stock issuable upon conversion, a Holder who elects to convert Bonds early pursuant to Section 3.02(a) shall have the right to receive an amount in cash equal to any Deferred Interest to, but excluding, the Interest Payment Date preceding the date of conversion. The Issuer’s settlement of its obligation to convert the Bonds into Common Stock upon Optional Early Conversion in accordance with this Section 3.02 shall be deemed to satisfy its obligation to pay the principal amount of the Bonds that are converted and accrued and unpaid interest, if any, from the Interest Payment Date preceding the date of conversion in respect of such Bonds. As a result, accrued and unpaid interest from the Interest Payment Date preceding the date of conversion to, but excluding, the date of conversion shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

Notwithstanding the preceding sentence, if Bonds are converted pursuant to Section 3.02(a) after the close of business on a Record Date but prior to the open of business on the corresponding Interest Payment Date, Holders of such Bonds as of the close of business on such Record Date will receive payment of interest (including Deferred Interest, to the extent such Interest Payment Date is also the end of a Deferral Period) accrued to, but excluding, such Interest Payment Date. Bonds surrendered for Optional Early Conversion during the period from the close of business on a Record Date to the open of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Deferred Interest, if applicable for the period from the most recent Interest Payment Date) payable on the converted Bonds on such Interest Payment Date.

Except as provided above, no payment or adjustment will be made for accrued but unpaid interest from the Interest Payment Date preceding the date of conversion to, but excluding, the date of conversion on Bonds that are the subject of an Optional Early Conversion.

Section 3.03 Conversion at the Option of the Issuer for Tax Purposes.

(a) The Issuer shall have the right to convert the Bonds at its option (“Mandatory Early Conversion”), in whole but not in part, if at any time the Issuer determines in good faith that as a result of: (i) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any Taxing Jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any governmental change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the Bonds; or (ii) any action taken by any Taxing Jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Issuer, the Issuer would be required as of the next Interest Payment Date to pay Additional Amounts with respect to the Bonds as provided in Article 8 hereof and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.

(b) If the Issuer elects to convert the Bonds pursuant to Section 3.03(a), the Issuer shall send a written notice (the “Mandatory Early Conversion Notice”) of such election to the Trustee and the Holders of the Bonds specifying the date of the conversion (the “Mandatory Early Conversion Date”). Notwithstanding the foregoing, no such Mandatory Early Conversion Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Bonds were then due. In any event, prior to the publication or mailing or any Mandatory Early Conversion Notice pursuant to this Section 3.03, the Issuer shall deliver to the Trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

(c) On the Mandatory Early Conversion Date specified in the Mandatory Early Conversion Notice, each Holder shall receive (i) a number of shares of Common Stock per Bond equal to the Early Conversion Rate; and (ii) an amount payable in cash equal to any accrued and unpaid interest (including Deferred Interest) on the Bonds to, but excluding, the Mandatory Early Conversion Date.

Section 3.04 Conversion at the Option of the Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time after the Issue Date up to, and including, the 25th Scheduled Trading Day immediately preceding February 1, 2013, then Holders shall be permitted to convert their Bonds, in whole or in part (“Fundamental Change Conversion”), at any time during the period beginning on, and including, the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of (i) February 1, 2013 and (ii) the date that is 20 Business Days after the Effective Date of such Fundamental Change (the “Fundamental Change Conversion Period”) at the Early Conversion Rate, plus an amount payable in cash equal to accrued and unpaid interest (including Deferred Interest) to, but excluding, the date of such conversion.

(b) At such time as the Issuer is reasonably able to anticipate the Effective Date of the Fundamental Change (such date, as set forth in such notice, the “Anticipated Effective Date”), the Issuer shall send a written notice (the “Fundamental Change Conversion Notice”) to the Trustee and the Holders, of the Anticipated Effective Date and the corresponding Fundamental Change Conversion Period. To the extent practicable, the Issuer will provide the Fundamental Change Conversion Notice at least 20 Business Days prior to the Anticipated Effective Date, but in any event will provide such notice not later than two Business Days following the date the Issuer becomes aware of the anticipated occurrence of a Fundamental Change.

Section 3.05 Conversion Procedures for Mandatory Conversion.

The Holder or Holders entitled to receive shares of Common Stock issuable upon mandatory conversion on the Stated Maturity Date in accordance with Section 3.01, upon conversion at the Issuer’s option in accordance with Section 3.03, or upon acceleration of the Bonds in accordance with Section 6.02, shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the Stated Maturity Date, in the case of conversion pursuant to Section 3.01, the Mandatory Early Conversion Date, in the case of conversion pursuant to Section 3.03, or the date of acceleration, in the case of conversion pursuant to Section 6.02. Prior to such time, the shares of Common Stock issuable upon conversion of the Bonds shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the shares of Common Stock (including voting rights, rights to respond to tender offers and rights to receive dividends or other distributions) by virtue of holding Bonds. The Common Stock shall be delivered by the Issuer as promptly as practicable after the Stated Maturity Date, the Mandatory Early Conversion Date or the date of acceleration, as applicable.

Section 3.06 Conversion Procedures for Optional Conversion.

(a) If a Holder who holds a beneficial interest in a Global Bond elects to convert its Bonds prior to the Stated Maturity Date in accordance with Section 3.02 or Section 3.04, such holder must observe the following conversion procedures to convert the Bonds:

(i) deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program;

(ii) if required, pay all taxes or duties, if any, pursuant to Section 13.20; and

(iii) if Optional Early Conversion is being effected after the close of business on a Record Date but prior to the open of business on the related Interest Payment Date, include a cash or check in the amount equal to the interest (including Deferred Interest if applicable, for the period from the most recent Interest Payment Date) required to be paid pursuant to Section 3.02(b).

(b) If a Holder who holds Bonds in certificated form elects to convert its Bonds prior to the Stated Maturity Date in accordance with Section 3.02 or Section 3.04, such Holder must observe the following conversion procedures to convert the Bonds:

(i) complete and manually sign an “Optional Early Conversion Notice” substantially in the form of Exhibit B hereto;

(ii) deliver the completed “Optional Early Conversion Notice” and the certificated Bonds to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay all transfer or similar taxes or duties, if any, pursuant to Section 12.20; and

(v) if Optional Early Conversion is being effected after the close of business on a Record Date but prior to the open of business on the related Interest Payment Date, include a check in the amount equal to the interest (including Deferred Interest if applicable, for the period from the most recent Interest Payment Date) required to be paid pursuant to Section 3.02(b).

(c) The conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements (the “Optional Conversion Date”).

(d) The Holder or Holders entitled to receive the shares of Common Stock issuable upon Optional Early Conversion or in connection with a Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the Optional Conversion Date. Prior to such Optional Conversion Date, shares of Common Stock issuable upon conversion of any Bonds shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers and rights to receive dividends or other distributions) by virtue of holding Bonds. The shares of Common Stock shall be delivered as promptly as practicable after the Optional Conversion Date.

Section 3.07 No Fractional Shares of Common Stock.

No fractional shares of Common Stock shall be issued or delivered upon any conversion of any Bonds. In lieu of any fractional share of Common Stock which, but for the immediately preceding sentence, would otherwise be deliverable upon such conversion, the Holder shall be entitled to receive an amount of cash (computed to the nearest cent) equal to the same fraction of:

(a) in the case of a Fundamental Change, the Common Stock Price,

(b) in the case of mandatory conversion on the Stated Maturity Date, the Daily VWAP of a share of Common Stock on the last Trading Day of the Observation Period; or

(c) in the case of any other conversion, the average of the Daily VWAP of a share of Common Stock on each of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of conversion.

The Issuer shall, upon such conversion of any Bonds, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional share Common Stock deliverable upon such conversion, and the Issuer shall retain such fractional Common Stock or other securities. If more than one Bond shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon such conversion, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of Bonds surrendered by such Holder.

Section 3.08 Delivery of Common Stock.

The Issuer has granted to the Holders and the Holders are deemed to have accepted rights to subscribe for such number of shares of Common Stock as the Holder shall be entitled to receive upon any conversion as set forth in this Article 3. The Issuer shall promptly take all action necessary under applicable law to deliver the shares of Common Stock issuable upon conversion of the Bonds pursuant to this Article 3 so that such shares of Common Stock are delivered to the relevant Holders. On the relevant conversion date, the Issuer will issue to the relevant Holder the shares of Common Stock issuable upon conversion of the Bonds being converted pursuant to this Article 3 by way of issuing such shares and representing such shares in a global certificate registered to Cede & Co. or such other nominee as may be designated by DTC, against cancellation of the Bonds being converted. The subscription price for the shares of Common Stock issuable upon conversion shall be paid by way of set-off (verrekend) against the principal amount of the Bonds being converted (and/or Deferred Interest, as the case may be) due upon cancellation of such Bonds. Each share of Common Stock shall be issued and allotted at such share premium to reflect the difference between the par value of the share of Common Stock and the principal amount of the Bonds being converted (and/or Deferred Interest, as the case may be) as calculated by the Issuer. The Trustee shall promptly forward a copy of any conversion notice that it receives to DTC. The Common Stock issuable upon conversion of Bonds will be delivered to DTC in accordance with DTC’s standard timing and procedures.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Bonds.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest (including any Deferred Interest) on the Bonds on the dates and in the manner provided in the Bonds unless deferred pursuant to Section 2.12. Principal, premium, if any, and interest (including any Deferred Interest) shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 10:00 A.M. Eastern Time on the business day prior to money deposited by the Issuer in immediately available funds (or, to the extent permitted under this Indenture, shares of Common Stock) and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Bonds to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain the office or agency required under Section 2.03 where Bonds may be surrendered for registration of transfer, for conversion, or for exchange and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency required under Section 2.03. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Initial Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than five (5) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

Section 4.04 Taxes.

The Issuer shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Bonds.

Section 4.05 Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer may not consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), and the Issuer may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its the properties or assets in one or more related transactions, to any Person unless:

(1) the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made (the “Successor Company”), if other than the Issuer, expressly assumes all the obligations of the Issuer under the Bonds pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(2) immediately after such transaction, no Default exists; and

(3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and a supplemental indenture, if any, comply with this Indenture.

(b) The Successor Company shall succeed to, and be substituted for the Issuer, under this Indenture and the Bonds, as applicable. Notwithstanding clause (2) of Section 5.01(a) hereof,

(x) any Subsidiary of the Issuer may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer; and

(y) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in a State of the United States.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, interest (including Deferred Interest) on the Bonds except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) if the Issuer elects to pay cash upon an acceleration of the Bonds, pursuant to Section 6.02 hereof, and does not pay the principal of, or premium, if any, on the Bonds on its due date;

(2) the Issuer does not pay interest on a Bond within 30 days of its due date unless such interest is deferred pursuant to Section 2.12(b) hereof;

(3) the Issuer does not pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the Maturity (which acceleration is not rescinded or annulled within 10 days) of, debt of the Issuer having an aggregate principal amount in excess of the greater of (i) $100,000,000 and (ii) 5% of the consolidated net tangible assets of the Issuer and its consolidated Subsidiaries;

(4) failure by the Issuer for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Bonds to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) above) contained in this Indenture or the Bonds;

(5) the Issuer pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent or takes comparable action under applicable Bankruptcy Laws;

(ii) consents to the institution of bankruptcy or insolvency or similar proceedings against it, or the filing by it of a petition or answer or consent or takes similar action seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree or takes action under any Bankruptcy Law that:

(i) is for relief against the Issuer in a proceeding in which the Issuer is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer for all or substantially all of the property of the Issuer; or

(iii) orders the liquidation of the Issuer or other comparable result under applicable Bankruptcy Laws;

and the order or decree or action remains unstayed and in effect for 60 consecutive days;

(7) failure by the Issuer to deliver when due the Common Stock or other consideration due upon conversion; and

(8) failure by the Issuer to give timely notice of a Fundamental Change as provided in Section 3.04, and a continuation of such failure for a period of five Business Days.

Section 6.02 Acceleration.

(a) If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Bonds may declare the principal, premium, if any, interest (including Deferred Interest) and any other monetary obligations on all the then outstanding Bonds to be due and payable immediately. Upon such an acceleration of the Bonds, to the extent permitted by applicable law, three Business Days following such acceleration (the “Accelerated Conversion Date”) the Bonds will automatically convert into Common Stock at the Maximum Conversion Rate (subject to adjustment as provided in Article 12 hereof), unless, at least one Business Day prior to the Accelerated Conversion Date, the Issuer shall have delivered written notice to the Trustee of its election to repay the Bonds in cash, in which case the Issuer will instead on the Accelerated Conversion Date pay an amount of cash to the Holders of the Bonds equal to (x) the Daily VWAP of the Common Stock on the Trading Day immediately preceding the date of the notice of acceleration multiplied by (y) the number of shares of Common Stock that would have been delivered had the Issuer not made such election. In each case, Holders shall also be entitled to receive all accrued and unpaid interest (including any Deferred Interest) to, but excluding, the Accelerated Conversion Date and the present value of all remaining interest payments on the Bonds, including the interest payment due on the Stated Maturity Date (but excluding any accrued and unpaid interest to Accelerated Conversion Date), payable in cash and computed using a discount rate equal to the Treasury Yield plus 50 basis points.

The Trustee shall have no obligation to accelerate the Bonds unless it has received a direction from the Holders of at least 30% in principal amount of the then total outstanding Bonds as set forth in subsection (a) of this Section 6.02 together with indemnity satisfactory to the Trustee.

(b) Notwithstanding the foregoing, in the case of an Event of Default arising under clause (5) or (6) of Section 6.01(a) hereof, all outstanding Bonds shall be due and payable in the same manner as Section 6.02(a) without further action or notice.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Bonds by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, (including Deferred Interest) or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Deferred Interest) on the Bonds or to obtain the shares of Common Stock issuable upon acceleration or to enforce the performance of any provision of the Bonds or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Bond in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Bonds by notice to the Trustee may on behalf of the Holders of all of the Bonds waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest (including Deferred Interest) on, any Bond held by a non-consenting Holder; provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Bonds may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then total outstanding Bonds may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Bond or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Bond may pursue any remedy with respect to this Indenture or the Bonds unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Bonds have requested the Trustee to pursue the remedy;

(3) Holders of the Bonds have offered the Trustee reasonable security and/or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity; and

(5) Holders of a majority in principal amount at Maturity of the total outstanding Bonds have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Bond may not use this Indenture to prejudice the rights of another Holder of a Bond or to obtain a preference or priority over another Holder of a Bond (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders of Bonds to Receive Payment.

Notwithstanding any other provision of this Indenture, the Holder of a Bond shall have the right, which is absolute and unconditional, to receive payment of the consideration deliverable upon conversion or acceleration and interest (including Deferred Interest) on such Bond on or after the respective due dates expressed in the Bonds and this Indenture, and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest (including Deferred Interest) remaining unpaid on the Bonds and interest on overdue principal and any shares of Common Stock issuable in respect of the Bonds, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Bonds allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Bonds), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee or any Agent (if the Agent shall receive any such funds, it shall remit them promptly to the Trustee) collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, the Agents, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or any Agent and the costs and expenses of collection;

(ii) to Holders of Bonds for amounts due and unpaid on the Bonds for principal, premium, if any, and interest (including Deferred Interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, premium, if any, and interest (including Deferred Interest), respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Bonds pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Bond pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Bonds.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Bonds unless the Holders have offered to the Trustee indemnity satisfactory to it and/or security against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate (from the Issuer) or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificates or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has received written notice of any event which is such a Default at the Corporate Trust Office of the Trustee, and such notice references the Bonds and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections and/or secured immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) In the event the Issuer is required to pay Additional Amounts, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Amounts no later than 15 days prior to the next Interest Payment Date, which notice shall be in the form of an Officer’s Certificate and shall set forth the Additional Amounts to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Amounts are due.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Bonds or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Bonds or any other document in connection with the sale of the Bonds or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Bonds a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Bond, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Bonds. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has received written notice of any event which is such a Default at the Corporate Trust Office of the Trustee.

Section 7.06 Reports by Trustee to Holders of the Bonds.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Bonds remain outstanding, the Trustee shall mail to the Holders of the Bonds a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a)

(but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Bonds shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Bonds are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Bonds are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, delegates, advisers and counsel. The Issuer shall be responsible for the costs of providing all compliance documentation hereof.

The Issuer shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee which are determined to have been caused by the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a Lien prior to the Bonds on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Bonds. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Notwithstanding anything to the contrary contained in the Indenture, all references in this Section to the “Trustee” shall indicate The Bank of New York Mellon acting in each and every other capacity under this Indenture.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Bonds may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Bonds may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

ADDITIONAL AMOUNTS

Section 8.01 Additional Amounts.

All payments of, or in respect of, principal of and any premium and interest (including Deferred Interest) on the Bonds, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a Taxing Jurisdiction, unless such taxes, duties, assessments or governmental charges are required by such Taxing Jurisdiction to be withheld or deducted. In that event, the Issuer will pay such additional amounts of, or in respect of, principal and any premium and interest (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each Holder of a Bond of the amounts which would have been payable in respect of such Bond thereof, as the case may be, had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(1) any tax, duty, assessment or other governmental charge imposed by any jurisdiction other than a Taxing Jurisdiction;

(2) any tax, duty, assessment or other governmental charge that is only payable because either (A) a type of connection exists between the Holder or beneficial owner of the Bonds and a Taxing Jurisdiction other than a connection related to purchase or ownership of Bonds, or (B) the Holder presented the Bonds for payment more than 30 days after the date on which the relevant payment became due or was provided for, whichever is later;

(3) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(4) any tax, duty, assessment or other governmental charge that is not required to be deducted or withheld from a payment on the Bonds;

(5) any tax, duty, assessment or other governmental charge that is imposed or withheld due to the Holder or beneficial owner of the Bonds failing to accurately comply with a request from the Issuer either to (A) provide information concerning the Holder’s or beneficial owner’s nationality, residence or identity or to satisfy any information or reporting requirement, or (B) to present the relevant Bond (if certificated) if such action is required by the Taxing Jurisdiction as a precondition to exemption from, or reduction in, the applicable governmental charge;

(6) any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive;

(7) if the Issuer is incorporated in a member state of the European Union, any taxes, duties, assessments or other governmental charges which would have been avoided by such Holder by presenting the relevant Bond (if presentation is required) to, or requesting that such payment be made by, another Paying Agent located in a member state of the European Union; or

(8) any combination of clauses (1), (2), (3), (4), (5), (6) and (7) above.

Additionally, Additional Amounts shall not be paid with respect to any payment to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Bonds to the extent that the beneficiary or settlor with respect to such fiduciary, member of such partnership or beneficial owner of such Bonds would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Bonds directly.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Bond of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

The provisions of this Section 8.01 shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any Successor Person to the Issuer is organized, tax resident or engaged in business or any political subdivision or taxing authority thereof or therein.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Bonds.

Notwithstanding Section 9.02 hereof, the Issuer and the Trustee may amend or supplement this Indenture and the Bonds without the consent of any Holder:

(1) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(2) to conform the text of this Indenture or the Bonds to any provision of the “Description of Bonds” section of the Prospectus to the extent that such provision in such “Description of Bonds” section was intended to be a verbatim recitation of a provision of this Indenture or Bonds;

(3) to cure any ambiguity, omission, mistake, defect or inconsistency;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer; or

(6) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof.

Upon the request of the Issuer accompanied by resolutions of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Bonds.

Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture and the Bonds with the consent of the Holders of at least a majority in principal amount of the Bonds (including Additional Bonds, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Bonds) and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Bonds, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds (including Additional Bonds, if any), other than Bonds beneficially owned by the Issuer or its Affiliates, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Bonds). Section 2.08 hereof and Section 2.09 hereof shall determine which Bonds are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by resolutions of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Bonds as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Bonds under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Bonds affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the written consent of each affected Holder of Bonds, an amendment or waiver under this Section 9.02 may not (with respect to any Bonds held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of or interest on the Bonds or add any mandatory conversion or redemption rights at the option of the Issuer;

(2) reduce any amounts due on the Bonds;

(3) reduce the amount of principal or Common Stock payable upon acceleration of the Maturity of the Bonds following a Default;

(4) adversely affect any right of repayment at the Holder’s option;

(5) change the place or currency of payment on the Bonds;

(6) impair the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Bonds;

(7) adversely affect any right to convert or exchange a Bond in accordance with its terms;

(8) reduce the percentage in principal amount of Holders whose consent is needed to modify or amend this Indenture;

(9) reduce the percentage in principal amount of Holders whose consent is needed to waive compliance with certain provisions of this Indenture or to waive certain defaults;

(10) modify any other aspect of the provisions of this Indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

(11) change any obligation to pay Additional Amounts pursuant to Section 8.01 hereof.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Bonds shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Bond is a continuing consent by the Holder of a Bond and every subsequent Holder of a Bond or portion of a Bond that evidences the same debt as the consenting Holder’s Bond, even if notation of the consent is not made on any Bond. However, any such Holder of a Bond or subsequent Holder of a Bond may revoke the consent as to its Bond if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Bonds.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Bond thereafter authenticated. The Issuer in exchange for all Bonds may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Bonds that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Bond shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until its board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.07 Payment for Consent.

Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Bonds unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 9.08 Additional Voting Terms; Calculation of Principal Amount.

All Bonds issued under this Indenture shall vote and consent together on all matters (as to which any of such Bonds may vote) as one class and no series of Bonds will have the right to vote or consent as a separate series on any matter. Determinations as to whether Holders of the requisite aggregate principal amount of Bonds have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.15.

ARTICLE 10

SUBORDINATION

Section 10.01 Subordination of the Bonds.

(a) The Issuer covenants and agrees, and each Holder of a Bond, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 10.01, the payment of the principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of each and all of the Bonds are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all future Senior Indebtedness, if any.

(b) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy (faillissement), reorganization, moratorium of payments (surseance van betaling), arrangement, adjustment, composition or other judicial proceeding relating to the Issuer (each such event, if any, herein sometimes referred to as a “Company Proceeding”), then the holders of Senior Indebtedness shall be entitled to receive payment in full of Allocable Amounts of such Senior Indebtedness, or provision shall be made for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Bonds are entitled to receive or retain any payment or distribution of cash (including any payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuer subordinated to the payment of the Bonds, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), other than cash payments made in lieu of fractional shares of Common Stock issuable upon conversion of the Bonds, on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Issuer or any Subsidiary of the Issuer, and to that end holders of Senior Indebtedness shall be entitled to receive, for application to the payment of Allocable Amounts, any payment or distribution of cash (other than cash payments made in lieu of fractional shares of Common Stock issuable upon conversion of the Bonds), including any Junior Subordinated Payment, that may be deliverable in respect of the Bonds in any such Company Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section 10.01(b), the Trustee or a Holder of Bonds shall have received any payment or distribution of assets of the Issuer of cash (other than cash payments made in lieu of fractional shares of Common Stock issuable upon conversion of the Bonds), including any Junior Subordinated Payment, before all Allocable Amounts of all Senior Indebtedness are paid in full or payment thereof is provided for in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Issuer for application to the payment of all Allocable Amounts of all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For purposes of this Section 10.01 only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include (i) shares of Common Stock delivered in accordance with the conversion provisions of the Bonds; and (ii) shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as the Bonds are so subordinated as provided in this Section 10.01. The consolidation of the Issuer with, or the merger of the Issuer into, another Person or the liquidation or dissolution of the Issuer following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article 5 of this Indenture shall not be deemed a Company Proceeding for the purposes of this Section 10.01(b) if the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger or sale comply with the conditions set forth in Article 5 of this Indenture.

(c) In the event that the Bonds are declared due and payable before the Stated Maturity Date, then and in such event the holders of the Senior Indebtedness outstanding at the time the Bonds so become due and payable shall be entitled to receive payment in full of all Allocable Amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Bonds are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Issuer on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Issuer or any Subsidiary of the Issuer; provided, however, that nothing in this Section 10.01(c) shall prevent the automatic conversion of the Bonds into shares of Common Stock at the Maximum Conversion Rate as provided in this Indenture.

In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Trustee or a Holder of Bonds prohibited by the foregoing provisions of this Section 10.01(c), and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuer.

The provisions of this Section 10.01(c) shall not apply to any payment with respect to which Section 10.01(b) would be applicable.

(d) (i) In the event and during the continuation of any default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness or Indebtedness of any Subsidiary of the Issuer beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, permitting such holder of Senior Indebtedness or Indebtedness of a Subsidiary of the Issuer (or a trustee) to declare due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (ii) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Issuer on account of principal of and interest (including any Deferred Interest and Additional

Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Issuer or any Subsidiary of the Issuer, in each case unless and until all Allocable Amounts of such Senior Indebtedness are paid in full; provided, however, that nothing in this Section 10.01(d) shall prevent the automatic conversion of the Bonds into shares of Common Stock at the Maximum Conversion Rate as provided in this Indenture.

In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Trustee or a Holder of Bonds prohibited by the foregoing provisions of this Section 10.01(d), and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuer.

The provisions of this Section 10.01(d) shall not apply to any payment with respect to which Section 10.01(b) or Section 10.01(c) would be applicable.

(e) Nothing contained in this Section 10.01 or elsewhere in this Indenture or in the Bonds shall prevent (i) the Issuer, at any time except during the pendency of any Company Proceeding referred to in Section 10.01(b) or under the conditions described in Sections 10.01(c) and 10.01(d), from making payments at any time of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or (ii) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or the retention of such payment by the Holders of Bonds if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Section 10.01.

(f) Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness, or the provision for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Bonds shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 10.01 (equally and ratably with the holders of all Indebtedness of the Issuer which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as the Bonds are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Bonds or the Trustee would be entitled except for the provisions of this Section 10.01, and no payments over pursuant to the provisions of this Section 10.01 to the holders of Senior Indebtedness by Holders of the Bonds or the Trustee, shall, as among the Issuer, its creditors other than holders of Senior Indebtedness, and the Holders of the Bonds, be deemed to be a payment or distribution by the Issuer to or on account of the Senior Indebtedness.

(g) The provisions of this Section 10.01 are and are intended solely for the purpose of defining the relative rights of the Holders of the Bonds on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 10.01 or elsewhere in this Indenture or the Bonds is intended to or shall (a) impair, as between the Issuer and the Holders of the Bonds, the obligations of the Issuer, which are absolute and unconditional, to pay to the Holders of the Bonds principal of and (subject to Section 2.12 of this Indenture) interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds and pay the consideration deliverable upon conversion of the Bonds, when and in the manner the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Issuer of the Holders of the Bonds and creditors of the Issuer other than their rights in relation to the holders of Senior Indebtedness; or (c) prevent the Trustee or a Holder of Bonds from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Company Proceeding, subject to the rights, if any, under this Section 10.01 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 10.02 Trustee to Effect Subordination.

Each Holder of a Bond, by acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in Section 10.01 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 10.03 No Waiver of Subordination Provisions.

No right of any present or future holder of Senior Indebtedness or to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Indenture regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Bonds, without incurring responsibility to the Holders of the Bonds and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Bonds to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

Section 10.04 Notice to Trustee.

The Issuer shall give prompt written notice to the Trustee of any fact known to them which would prohibit the making of any payment to or by the Trustee in respect of the Bonds. Notwithstanding the provisions of this Section 10.04 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Bonds, unless and until a Responsible Officer of the Trustee shall have received written notice at the address specified in Section 13.02 thereof from the Issuer or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.04 at least three Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest (including any Deferred Interest or Additional Amounts) on or any make-whole or present value payment on the Bonds), then, anything herein contained to the contrary notwithstanding, the Trustee shall have the full power and authority to receive such monies and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 7.02 of this Indenture, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 10.04, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.05 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Issuer referred to in this Article 10, the Trustee, subject to the provisions of Section 7.02 of this Indenture, and the Holders of the Bonds shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which a Company Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Bonds, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.06 Trustee Not Fiduciary.

The Trustee, in its capacity as trustee under this Indenture shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Bonds or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants or obligations as are specifically set forth in this Section 10.06 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 10.07 Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Section 10.07 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of this Indenture.

Section 10.08 Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee.

Section 10.09 Certain Conversions or Exchanges Deemed Payment.

For purposes of this Article 10 only, (i) the issuance and delivery of junior securities upon conversion or exchange of Bonds shall not be deemed to constitute a payment or distribution on account of the principal of or interest (including any Deferred Interest or Additional Amounts) on or any make-whole or present value payment on the Bonds or on account of the purchase or other acquisition of Bonds, and (ii) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Bond shall be deemed to constitute payment on account of the principal of such Bond. For the purposes of this Section 10.09, the term “junior securities” means (a) shares of Capital Stock of any class of the Issuer and (ii) securities which are subordinated in right of payment to all Senior Indebtedness, which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Bonds are so subordinated as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Bonds, when all Bonds theretofore authenticated and delivered, except lost, stolen or destroyed Bonds which have been replaced or paid, have been delivered to the Trustee for cancellation.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE 12

CONVERSION RATE ADJUSTMENTS

Section 12.01 Conversion Rate Adjustments.

Each Fixed Conversion Rate will be adjusted by the Issuer as described below, except that the Issuer will not make any adjustments to the Fixed Conversion Rates if Holders of the Bonds participate, as a result of holding the Bonds, in any of the transactions described in Section 12.01(a) (but only with respect to an issue by the Issuer of shares of its Capital Stock either as a dividend or as a distribution on shares of Common Stock), Section 12.01(b), Section 12.01(c), and Section 12.01(d) below at the same time as holders of shares of the Issuer’s Capital Stock without having to convert their Bonds as if they held a number of shares of the Common Stock equal to the Maximum Conversion Rate in effect prior to the relevant ex-dividend date or effective date.

(a) If the Issuer issues shares of Common Stock as a dividend or distribution on its shares of Common Stock, or if the Issuer effects a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	x	CS1
CS0

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1	=	the Fixed Conversion Rate in effect immediately after the open of business on such ex-dividend date or effective date;

CS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such ex-dividend date or such effective date; and

CS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 12.01(a) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 12.01(a) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Issuer’s board of directors determines not to pay such dividend or distribution, to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Issuer issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase the shares of Common Stock at a price per share less than the current market price of the shares of Common Stock on the date of the first public announcement of the terms of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	CS0 + X
CS0 + Y

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1	=	the Fixed Conversion Rate in effect immediately after the open of business on such ex-dividend date;

CS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the current market price of shares of Common Stock on the date of the first public announcement of the terms of issuance of such rights, options or warrants.

Any increase made under this Section 12.01(b) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect had the increase with respect to such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

In determining whether any rights options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the current market price of shares of Common Stock on the date of the first public announcement of the terms of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuers for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Issuer’s board of directors.

(c) If the Issuer distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or its property or rights or warrants to acquire its Capital Stock or other securities to all or substantially all holders of its Common Stock, excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected pursuant to Section 12.01(a) or 12.01 (b) above; (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 12.01(d) below; and (iii) spin-offs to which the provisions set forth below in this Section 12.01(c) shall apply; then each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	SP0
SP0 – FMV

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the current market price of shares of Common Stock on the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by the Issuer’s board of directors and as calculated on a per share basis) of the Capital Stock, evidences of Indebtedness, assets, property, rights, options or warrants distributed with respect to each of the outstanding shares of Common Stock on the ex-dividend date for such distribution.

If the then fair market value of the portion of the shares in the Issuer’s Capital Stock, evidences of Indebtedness or other assets or property so distributed applicable to one share of Common Stock is equal to or greater than the current market price of shares of Common Stock on the ex-dividend date for such distribution, in lieu of the foregoing adjustment, each Holder of a Bond shall receive, at the same time and upon the same terms as holders of shares of the Common Stock, the amount and kind of securities and assets such holder would have received as if such Holder owned a number of shares of Issuer’s Common Stock underlying a number of shares of the Issuer’s Common Stock equal to the Maximum Conversion Rate in effect on the record date for the distribution of the securities or assets.

Any increase made under this Section 12.01(c) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 12.01(c) where there has been a payment of a dividend or other distribution on shares of Common Stock of shares of the Issuer’s Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer and such dividend or distribution is listed for trading on a United States national securities exchange (a “spin-off”) then each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	FMV0 + MP0
MP 0

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the Fixed Conversion Rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the Daily VWAP of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the Daily VWAP of shares of Common Stock over the valuation period.

The adjustment to each Fixed Conversion Rate under the preceding paragraph will occur as of the close of business on the last Trading Day of the valuation period; provided that in respect of any conversion during the valuation period, references above to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date for such spin-off and the date of conversion in determining the applicable Fixed Conversion Rate.

(d) If the Issuer pays any cash dividend or distribution made to all or substantially all holders of its shares of Common Stock, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	SP0
SP0 - C

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the current market price of shares of Common Stock on the ex-dividend date for such dividend or distribution;

C	=	the aggregate amount of cash per share the Issuer distributes to holders of its shares of Common Stock.

Any increase made under this Section 12.01(d) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Issuer’s board of directors determines not to make or pay such dividend or distribution, to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Issuer or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for shares of the Common Stock and if and solely to the extent the cash and value of any other consideration included in the payment per share of shares of Common Stock exceeds the average of the Daily VWAP of shares of the Common Stock over the first consecutive 10 Trading Day period after, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Issuer’s board of directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration date;

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Daily VWAP of shares of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date.

The adjustment to the Fixed Conversion Rate under the preceding paragraph will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date, references to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date and the conversion date in determining the applicable Fixed Conversion Rate.

Section 12.02 Application of Adjustments.

(a) Whenever any provision of this Indenture requires the Issuer to calculate the current market price, the Daily VWAPs of shares of Common Stock or the applicable Fixed Conversion Rate over a span of multiple days (including, but not limited to, the Daily Conversion Amounts for determining the number of shares of Common Stock due upon Mandatory Conversion at the Stated Maturity Date and the Common Stock Price for purposes of a Fundamental Change), the Issuer’s board of directors will make appropriate adjustments to account for any adjustment to the Fixed Conversion Rates that becomes effective, or any event requiring an adjustment to the Fixed Conversion Rates where the ex-dividend date of the event occurs, at any time during the period when the current market price, the Daily VWAPs or the applicable Fixed Conversion Rate are to be calculated.

(b) In the event of: (i) any subdivision or split of the outstanding Common Stock, (ii) any distribution of additional stock to holders of Common Stock, and (iii) any combination of the outstanding Common Stock into a smaller number of Common Stock, the Issuer will adjust the Fixed Conversion Rates of the Bonds in effect immediately before the event triggering the adjustment so that the Holders of the Bonds will be entitled to receive, upon conversion, the number of shares of Common Stock that they would have owned or been entitled to receive immediately following this event had the Bonds been exchanged for the corresponding shares of Common Stock immediately before this event or any record date with respect to it.

(c) If the Common Stock cease to be listed on the NYSE (and are not at that time listed on another United States national securities exchange), all references in this Indenture to the Common Stock relative to the terms of the Bonds will be deemed to have been replaced by a reference to: (i) the number of shares of Common Stock represented by the Common Stock on the last day on which the Common Stock were traded on the NYSE (or another United States national securities exchange), or (ii) as adjusted, pursuant to the adjustment provisions above, for any other property the Common Stock represented as if the other property had been distributed to holders of the Common Stock on that day.

(d) The Issuer may make such increases in each Fixed Conversion Rate as it deems advisable in order to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for tax purposes or for any other reason.

(e) Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/100,000th of a share of Common Stock. Prior to the earlier of the Maturity Date and the date of a Fundamental Change, no adjustment in the Fixed Conversion Rates will be required unless the adjustment would require an increase or decrease of at least one percent in a Fixed Conversion Rate. If any adjustment is not required to be made because it would not change a Fixed Conversion Rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earliest of the 25th Scheduled Trading Day immediately preceding February 1, 2013, the date of a Fundamental Change, or the date of any early conversion (whether at the Issuer’s option in accordance with Section 3.04, at the Holder’s option in accordance with Section 3.02 or upon an Acceleration in connection with an Event of Default as provided in Section 6.02), adjustments to the Fixed Conversion Rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(f) The Fixed Conversion Rates will not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of its Subsidiaries; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the bonds were first issued; (iv) upon the issuance, offering, exercise, allocation, appropriation, modification or grant of any shares of Common Stock or other securities to, or for the benefit of, employees, former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or Affiliates or for the benefit of, any trustee or trustees for the benefit of any such person, in any such case pursuant to any employees’ option plan, arrangement or scheme; (v) for a change solely in the par value of shares of Common Stock; or (vi) for accrued and unpaid interest, if any.

(g) If an adjustment is made to the Fixed Conversion Rates, an inversely proportional adjustment also will be made to the Threshold Appreciation Price and the Initial Price, solely for the purpose of determining which clauses of Section 3.01(b) will apply in determining the Daily Conversion Amount on each Trading Day during the Observation Period. Any such adjustment will be rounded to the nearest 1/10th of one cent.

(h) The Issuer will have the power to correct any error in the adjustments as set forth in this Article 12, and, absent manifest error, its action in so doing, as evidenced by a resolution of its board of directors or authorized committee thereof, will be final and conclusive.

Section 12.03 Notice of Adjustment.

Whenever the Fixed Conversion Rates (and, with respect to a Mandatory Early Conversion or Fundamental Change Conversion, the Common Stock Prices set forth in the table included in the definition of Early Conversion Rate) are to be adjusted the Issuer shall: (i) compute such adjusted Fixed Conversion Rates and Common Stock Prices set forth in the table included in the definition of Early Conversion Rate, and prepare and transmit to the Trustee an Officer’s Certificate setting forth such adjusted

Fixed Conversion Rates and Common Stock Prices, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to a Fixed Conversion Rates and the Common Stock Prices (or if the Issuer is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the Bonds of the occurrence of such event; and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rates and Common Stock Prices, provide, or cause to be provided, to the Holders of the Bonds a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rates and the Common Stock Prices, as applicable, was determined and setting forth such revised Fixed Conversion Rates and Common Stock Prices, as applicable.

Section 12.04 Conversions After Reclassifications, Consolidations, Mergers and Certain Sales of Assets.

(a) In the event of:

(i) any recapitalization, reclassification or change of shares of Common Stock (other than changes only in par value, conversion of shares of Common Stock of par value into shares of Common Stock of no par value or resulting from a subdivision or combination);

(ii) any consolidation or merger of the Issuer with or into another Person;

(iii) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Issuer and its Subsidiaries; or

(iv) any statutory exchange of the Issuer’s securities with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the outstanding shares of Common Stock;

in each case, as a result of which shares of Common Stock are exchanged for, or converted into, other securities, property or assets (any such event, a “reorganization event”), then, at and after the effective time of such reorganization event, each Bond outstanding immediately prior to such reorganization event will, without the consent of the Holders of the Bonds, become convertible into the kind and amount of such other securities, property or assets that holders of Common Stock received in such reorganization event (the “exchange property”); provided that if the kind and amount of exchange property receivable upon such reorganization event is not the same for each share of Common Stock held immediately prior to such reorganization event by a person, then the exchange property receivable upon such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none makes an election). If a date of conversion follows a reorganization event, the applicable Fixed Conversion Rate then in effect will be applied to the amount of such exchange property received per share of Common Stock in the reorganization event (a “unit of exchange property”), as determined in accordance with this section. For the purpose of determining which clauses of Section 3.01(b) will apply on each Trading Day during the Observation Period and for the purpose of calculating the Daily Conversion Amount if Section 3.08(b)(ii) is applicable, the value of a unit of exchange property will be determined in good faith by the Board of Directors of the Issuer, except that if a unit of exchange property includes ordinary shares or shares of common stock that are traded on a U.S. national securities exchange, the value of such ordinary shares or common stock will be the Daily VWAP of such security on the relevant Trading Day.

(b) Section 12.04, above shall similarly apply to successive reorganization events and the provisions of Article 12 shall apply to any shares of Capital Stock of the Issuer (or any successor) received by the holders of shares of the Issuer’s ordinary shares in any such reorganization event.

(c) The Issuer (or any of its successors) will, as soon as reasonably practicable (but in any event within 10 days) after the occurrence of any reorganization event, provide written notice to the Holders of Bonds of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of this Section 12.04.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 13.02 Notices.

Any notice or communication by the Issuer, the Trustee any Conversion Agent or any Paying Agent to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Nielsen Holdings N.V.

c/o The Nielsen Company

770 Broadway

New York, NY 10003

Fax No.: (646) 654-5000

Attention: General Counsel

james.cuminale@nielsen.com

If to the Trustee:

The Bank of New York Mellon

One Canada Square

London

E14 5AL

Fax No.: 44 207 964 2536

Attention: Corporate Trust Administration

corpsovwen@bnymellon.com

The Issuer, the Trustee or any Paying Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after be ing deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

If the parties hereto send e-mail notices or communications to the Trustee or any Agent via any nonsecure method of transmission or communication, including without limitation by facsimile or email, in no event shall the Trustee or such Agent, as applicable, be liable for any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) arising to it from receiving or transmitting any data from the Issuer, or its Authorized Person via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

The Issuer accepts that some methods of communication are not secure, and neither the Trustee nor any Agent shall incur liability for receiving Instructions via any such non-secure method. Each of the Trustee and each Agent is authorized to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent by an Authorized Person. The Issuer shall use all reasonable endeavors to ensure that Instructions transmitted to the Trustee or any Agent pursuant to this Indenture are completed and correct. Any Instructions shall be conclusively deemed to be valid instructions from the Issuer to the Trustee or the applicable Agent for the purposes of this Indenture.

Section 13.03 Communication by Holders of Bonds with Other Holders of Bonds.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Bonds. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (provided, however, the below Opinion of Counsel shall not be required in connection with the authentication of the Bonds on the Initial Issue Date), the Issuer shall furnish to the Trustee:

(a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Conversion Agent or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or its parent company shall have any liability for any obligations of the Issuer under the Bonds or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Bonds waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds.

Section 13.08 Governing Law.

THIS INDENTURE AND THE BONDS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 Waiver of Jury Trial.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 13.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12 Successors.

All agreements of the Issuer in this Indenture and the Bonds shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.13 Severability.

In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16 Qualification of Indenture.

The Issuer shall qualify this Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Bonds and printing this Indenture and the Bonds. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 13.17 Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a) U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Bonds, or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. dollars by a Holder of Bonds (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. dollar, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar is less than the U.S. dollar expressed to be due to the recipient under the Bonds, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 13.17(b). In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.17, it will be sufficient for the Holder of a Bond to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 13.17 constitute separate and independent obligations from other obligations of the Issuer, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Bonds and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Bonds.

(b) The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Bonds and this Indenture:

(1) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2) In the event of the winding-up of the Issuer at any time while any amount or damages owing under the Bonds and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Bonds, this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 13.17 shall constitute separate and independent obligations from the other obligations of the Issuer under this Indenture, shall give rise to separate and independent causes of action against the Issuer, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

Section 13.18 Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

(a) By the execution and delivery of this Indenture, the Issuer (A) acknowledges that it will, by separate written instrument, designate and appoint Nielsen Finance LLC (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any Federal or state court in the State of New York, New York County or brought under Federal or state securities laws, and acknowledge that Nielsen Finance LLC will accept such designation, (B) submits itself and its property to the non exclusive jurisdiction of any such court in any such suit or proceeding, (C) consent that any such proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (D) agrees that service of process upon Nielsen Finance LLC and written notice of said service to the Issuer in accordance with Section 13.02 shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding and (E) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) To the extent that the Issuer may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Issuer hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

Section 13.19 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.20 Taxes.

The Issuer shall pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Common Stock (or other securities) pursuant hereto; provided, however, that the Issuer shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Common Stock (or other securities) in a name other than that in which the Bonds so exchanged were registered, and no such transfer or delivery shall be made unless and until the Holder requesting such transfer has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.

[Signatures on following page]

NIELSEN HOLDINGS N.V.

By:	/s/ Harris Black
	Name:	Harris Black
	Title:	Secretary

Signature Page to Mandatory Convertible Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Marco Thuo
	Name:	Marco Thuo
	Title:	Vice President

Signature Page to Mandatory Convertible Indenture

EXHIBIT A

[Face of Bond]

[Insert the Global Bond Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP 65410B 201

ISIN US65410B2016

GLOBAL BOND

representing up to

$[            ]

6.25% Mandatory Convertible Subordinated Bonds due 2013

No.	$	[	]

NIELSEN HOLDINGS N.V.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Bond attached hereto] [of                  United States Dollars] on February 1, 2013.

Interest Payment Dates: February 1, May 1, August 1 and November 1.

Record Dates: January 15, April 15, July 15 and October 15.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:                     , 201

NIELSEN HOLDINGS N.V.

By:
Name:
Title:

This is one of the Bonds referred to in the within-mentioned Indenture:

Date of authentication:

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

[Back of Bond]

6.25% Mandatory Convertible Subordinated Bonds due 2013

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Nielsen Holdings N.V., a Dutch public company with limited liability (naamwze vennootschap), promises to pay interest on the principal amount of this Bond at 6.25% per annum from January 31, 20111 until maturity. The Issuer will pay interest, quarterly in arrears on February 1, May 1, August 1 and November 1of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be May 1, 2011.2 The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Bonds; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Bonds. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer may at its sole discretion elect to defer any interest to be paid on any of the Interest Payment Dates, and may extend any period in which any interest payment has been so deferred (a “Deferral Period”) at any time or from time to time, provided, that (i) notice is given as provided in the Indenture, (ii) Deferral Periods shall end no later than the Stated Maturity Date, and (iii) any Deferral Period shall end on an Interest Payment Date or the Stated Maturity Date. During any Deferral Period, interest shall continue to accrue, and at the end of a Deferral Period the Issuer shall pay all Deferred Interest then accrued and unpaid, together with interest on the accrued and unpaid Deferred Interest, to the extent permitted by applicable law, at a rate equal to 6.25% calculated on the basis of a 360-day year of twelve 30-day months. In the event the Issuer is required to pay Deferred Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Deferred Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Deferred Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Deferred Interest is payable and the amount thereof.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Bonds (including Deferred Interest) to the Persons who are registered Holders of Bonds at the close of business on the on : January 15, April 15, July 15 and October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Bonds are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Payment of interest and Deferred Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of

[1]	With respect to the Initial Bonds.
[2]	With respect to the Initial Bonds.

immediately available funds will be required with respect to principal of and interest (including Deferred Interest) and premium on, all Global Bonds and all other Bonds the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR. Initially, The Bank of New York Mellon will act as Paying Agent, Conversion Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Bonds under an Indenture, dated as of January 31, 2011 (the “Indenture”), among Nielsen Holdings N.V. and the Trustee. This Bond is one of a duly authorized issue of bonds of the Issuer designated as its 6.25% Mandatory Convertible Subordinated Bonds. The Issuer shall be entitled to issue Additional Bonds pursuant to Section 2.01 of the Indenture. The Bonds issued under the Indenture are separate series of Bonds, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Bonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Bonds are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. MANDATORY CONVERSION. The Bonds shall, subject to certain conditions set forth in the Indenture, automatically convert on the Stated Maturity Date into shares of Common Stock as provided in Section 3.01(b) of the Indenture. In addition to the Common Stock issuable upon conversion of the Bonds, Holders of Bonds will have the right to receive on the Stated Maturity Date an amount in cash equal to all accrued and unpaid interest on the Bonds (including Deferred Interest) to, but excluding, February 1, 2013.

6. OPTIONAL CONVERSION.

(a) Holders of the Bonds shall have the right to convert their Bonds, in whole or in part, at any time from the Optional Conversion Commencement Date until the 25th Scheduled Trading Day immediately preceding February 1, 2013 at the Minimum Conversion Rate subject to certain conditions set forth in the Indenture. In addition to the number of shares of Common Stock issuable upon conversion, a Holder who elects to convert Bonds early shall have the right to receive an amount equal to any Deferred Interest to, but excluding, the Interest Payment Date preceding the date of conversion.

(b) The Issuer shall have the right to convert the Bonds at its option, in whole but not in part, upon written notice to the Holders of the Bonds at the Early Conversion Rate plus accrued and unpaid interest (including Deferred Interest) to, but excluding, the date of conversion.

(c) If a Fundamental Change occurs at any time after the initial issuance of the Bonds up to, and including, the 25th Scheduled Trading Day immediately preceding February 1, 2013, then subject to certain conditions set forth in the Indenture, Holders of the Bonds shall be permitted to convert their Bonds, in whole or in part, at any time during the period beginning on the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of February 1, 2013 and the date that is 20 Business Days after the Effective Date of such Fundamental Change at the Early Conversion Rate, plus an amount payable in cash equal to accrued and unpaid interest (including Deferred Interest) to, but excluding, the date of conversion.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Bonds are in registered form without coupons in denominations of $50 and integral multiples thereof. The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

8. PERSONS DEEMED OWNERS. The registered Holder of a Bond may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Bonds may be amended or supplemented as provided in the Indenture.

10. DEFAULTS AND REMEDIES. The Events of Default relating to the Bonds are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Bonds may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Bonds to be due and payable immediately. Upon acceleration, to the extent permitted by applicable law and subject to the condition set forth in the Indenture, the Bonds will automatically convert into Common Stock at the Maximum Conversion Rate subject to adjustment as described in the Indenture. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Bonds will become due and payable in the manner provided above without further action or notice. Holders may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Bonds may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Bonds notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest (including Deferred Interest)) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Bonds then outstanding by notice to the Trustee may on behalf of the Holders of all of the Bonds waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest (including Deferred Interest) on, any of the Bonds held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

11. AUTHENTICATION. This Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE BONDS.

13. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Bonds. No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of conversion and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Nielsen Holdings N.V.

c/o The Nielsen Company

770 Broadway

New York, NY 10003

Fax No.: (646) 654-5000

Attention: General Counsel

james.cuminale@nielsen.com

14. SUBORDINATION. The payment of the principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of each and all of the Bonds are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all future Senior Indebtedness of the Issuer to the extent and in the manner provided in Article 10 of the Indenture.

ASSIGNMENT FORM

To assign this Bond, fill in the form below:

(I) or (we) assign and transfer this Bond to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Bond on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Bond)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND*

The initial outstanding principal amount of this Global Bond is $            . The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global or Definitive Bond for an interest in this Global Bond, have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

*	This schedule should be included only if the Bond is issued in global form.

EXHIBIT B

FORM OF OPTIONAL EARLY CONVERSION NOTICE

Nielsen Holdings N.V.

The Bank of New York Mellon

Re: 6.25% Mandatory Convertible Subordinated Bonds due 2013

CONVERSION NOTICE (CUSIP 65410B 201)

Reference is hereby made to the Indenture, dated as of January 31, 2011 (the “Indenture”) between Nielsen Holdings N.V., as issuer (the “Issuer”) and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Owner”) owns and proposes to convert the Bond[s] or interest in such Bond[s] specified herein, in the principal amount of $            in such Bond[s] or interests (the “Optional Early Conversion”) pursuant to Section 3.02 or Section 3.04 of the Indenture. In connection with the Optional Early Conversion, the Owner hereby certifies that, as Owner of this Bond, he/she hereby irrevocably exercises the option to convert this Bond, or such portion of this Bond in the principal amount designated above, into the number of shares of Common Stock at the Minimum Conversion Rate, in the case of conversion pursuant to Section 3.02, or the Early Conversion Rate, in the case of conversion pursuant to Section 3.04, in effect on the date of conversion. The Owner directs that such shares of Common Stock (if any), any fractional shares, accrued and unpaid interest (including Deferred Interest), if any, and any Bonds representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies these Bonds.

Dated:

Signature(s)

B-1

If shares of Common Stock or Bonds are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of a Definitive Bond is to be converted, please indicate:

1.	Principal amount to be converted: $

2.	Principal amount and denomination of Bonds representing unpurchased principal amount to be issued:

Amount: $	Denominations: $

B-2